UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

Aileron Therapeutics, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12407 N. Mopac Expy., Suite 250, #390 Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (737) 802-1989

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALRN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2024, the Board of Directors of Aileron Therapeutics, Inc. (the “Company”) appointed Timothy M. Cunningham, a consultant at Danforth Advisors, LLC (“Danforth”), as interim chief financial officer, effective as of May 16, 2024. In connection with his appointment, Mr. Cunningham will serve as the Company’s principal financial officer and principal accounting officer, replacing Charles Garner in such roles following Mr. Garner’s departure from the Company on May 15, 2024.

Mr. Cunningham will provide interim chief financial officer services pursuant to a consulting agreement to which the Company is a party with Danforth. Under the consulting agreement, the Company will pay Danforth an agreed upon hourly rate for Mr. Cunningham’s services and will reimburse Danforth for expenses. The consulting agreement may be terminated by the Company or Danforth with cause, upon 30 days written notice, and without cause, upon 60 days written notice.

Mr. Cunningham, age 62, has served as Chief Financial Officer Consultant at Danforth, a strategic finance and operations firm with a focus on life sciences companies, since September 2020, where he provides chief financial officer consulting services to both public and private pharma and biotechnology companies. Mr. Cunningham has served as chief financial officer for Bionomics Limited since May 2023, and he previously served as acting chief financial officer for Peak Bio, Inc. from September 2022 to January 2024 and for SAB Biotherapeutics, Inc. from October 2020 to December 2021. Prior to joining Danforth, Mr. Cunningham served as chief financial officer at Organogenesis from July 2016 to August 2020. Prior to joining Organogenesis, Mr. Cunningham held leadership positions with several different public and private companies over the course of his career, which began at KPMG LLP followed by PricewaterhouseCoopers LLP. Mr. Cunningham holds an MBA from Boston University, a BS in Accounting from Boston College and is a CPA in the state of Florida.

Mr. Cunningham has no family relationships with any of the executive officers or directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aileron Therapeutics, Inc.

Date: May 16, 2024	By:	/s/ Brian Windsor
Brian Windsor, Ph.D.
President and Chief Executive Officer